SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2017

ALL STATE PROPERTIES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-12895	32-0252180
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

106 Glenwood Drive
Liverpool, NY 13090
(Address of principal executive offices)

(315) 451-7515
(Registrant's Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01. Other Events.

The company is currently in the process of preparing an S-1 registration statement to implement its business plan going forward which consists of introducing a website, mobile application and an integrated point of sales system for retailers that can be utilized with social media platforms, online, or on mobile devices, and in retail stores, founded on partnering major brand suppliers and retailers with their consumers.

The Company's competitive advantage is in incentivizing consumers to commit to annual purchasing contracts in exchange for cash back in the form of "AdBux". These incentives are only paid by brands as consumers fulfill purchases toward their commitment. This creates a risk free marketing channel for brands.  These Brands will also have the opportunity to create bankable purchase orders for the brand.

There are other companies in our market areas that are associated with cash back programs, coupons, and reward systems.  However, it is the company's hope by partnering with retailers to be a bridge to consumers that this will propel AdBux to the forefront of its competitors due to the fact we're promoting long term customer loyalty rather than 'one-off' deals and rebates.  AdBux is not a rebate or coupon service, so our product offering spans across a much larger amount of products regardless if they're on sale or not.

Experienced team:

The company's marketing team is led by an advisor that has implemented successful manufacturer and consumer marketing campaigns since 1978.

Its technical designer has nearly 2 decades of extensive experience in design, branding, corporate marketing, and cinematic production.

The company's technical marketing specialist is trained in HTML coding and experienced with CMS platforms such as Oracle Endeca, Websphere Commerce and Wordpress. He holds certifications in Google Adwords, Fundamentals, Search, Display and Analytics. In addition, he is efficient in the following digital marketing tools: BrightEdge (Tracks Keyword Performance), Search Monitor (Monitors PPC Campaigns) and Connectivity (Manages local data) Spreadfast (Unifies various social mediums) with an in depth knowledge of On/Off page Search Engine Optimization Implementations. He has professional business and reporting experience with Google Analytics and Search Console (Webmaster Tools), and major social media sites including Facebook, Twitter, Instagram, LinkedIn, Google +. He also has extensive knowledge in media buying.

The company's financial advisor, who provides accounting services to the company, has over 30 years of experience in accounting, operations, finance and marketing.  He also has extensive experience in strategic planning, investment portfolio management, SEC reporting, budgeting, capital formation, and financial analysis.

The company's web site is www.ad-bux.com and will be openly available for subscribers shortly.

For additional information please view the company's press release as well

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

All State Properties Holdings, Inc.

Date:	December 13, 2017	By:	MAURICE PARHAM
		Name:	Maurice Parham
		Title:	CEO